EXHIBIT 10.(B)











                           FLORIDA PROGRESS CORPORATION

                      MANAGEMENT INCENTIVE COMPENSATION PLAN















                                  January 1, 1985

                           As Amended October 24, 1994

                           FLORIDA PROGRESS CORPORATION
                      MANAGEMENT INCENTIVE COMPENSATION PLAN



I.   GENERAL PROVISIONS

     1. PURPOSE The purpose of the Management Incentive Compensation Plan is to benefit the shareholders and customers of the company by offering annual award opportunities to management for their achievement of financial and value added individual goals.

     2. TERM OF THE PLAN The Plan shall be effective as of January 1, 1985. The Plan shall remain in effect until such time as the Company's Board of Directors elects to terminate the Plan.


II.  DEFINITIONS

     The following definitions shall be established within the Plan text, and unless the Plan text indicates otherwise, shall have the meanings set forth below:

     1. "Base Salary Rate" shall mean the Participant's annual base salary on April 1 of each Plan Year.

     2.   "Board" shall mean the Board of Directors of Florida Progress
          Corporation.

     3. "Chairman" shall mean the Chairman and Chief Executive Officer of the Board of Directors of Florida Progress Corporation.

     4. "Company" shall mean the Florida Progress Corporation and its subsidiaries.

     5. "Compensation Committee" shall mean the Compensation Committee of the Board.

     6. "Employee" shall mean a person who is a full-time, active employee of the Company.

     7. "Executive Optional Deferred Compensation Plan" shall mean the Company's deferred compensation plan under which a Participant may irrevocably elect to defer awards emanating from this Plan for payment at a specified future date.

     8. "Financial Goal(s)" shall mean the annual financial goal established for the company or subsidiary.

     9. "Individual Goals" shall mean the established annual performance goals and objectives for each Plan Participant which will be used to determine the Participant's Performance Award pursuant to the Plan.

     10. "Participant" shall mean an Employee selected by Senior Management who is eligible to receive a Performance Award pursuant to the Plan.

     11. "Performance Award" shall mean the amount of the annual cash award paid to the Plan Participant as soon as it is practical after completion of the Plan Year.

     12. "Plan" shall mean the Management Incentive Compensation Plan for the company as described and set forth herein.

     13. "Pool(s)" shall mean the total of annual Performance Awards which are created and funded annually by achievement under Financial Goals for the company and each subsidiary.

     14. "Prorated Award" shall mean the amount of a Performance Award paid to a Participant for participating in the Plan less than the full Plan Year or change of Target Incentive.

     15. "Subsidiary" shall mean any operating company or other corporate entity which is affiliated with the Company and designated by the Board to be included in the Plan.

     16. "Supervisor" shall mean the immediate supervisor of a Plan Participant to whom the latter reports on a day-to-day basis for operational and administrative direction.

     17. "Target Incentive" shall mean the percentage of annualized base salary at risk by a participant for the 100% or full achievement of the financial goal.


III. CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     1. The Chairman or designee of his choice, is vested with authority to manage the day-to-day activities of the Plan. The Chairman shall make recommendations to the Compensation Committee as to the establishment of financial and individual goals for the Plan Year and other administrative matters which may evolve pursuant to the Plan from time to time. Specific authorities of the Chairman shall be to:

          (a)  Determine the eligible Employees who are designated
               Participants.

          (b) Prepare, review and recommend to the Compensation Committee the performance awards for participants who are one and two management levels removed from him.

          (c) Review and recommend to the Compensation Committee the total expenditures for all performance awards according to each subsidiary and achievement of financial goals.

          (d) Designate at his discretion an executive to administer the plan within the company or any of its subsidiaries.


     2. COMPENSATION COMMITTEE. The Compensation Committee shall have the final authority with respect to all matters pursuant to the Plan. Based upon recommendations submitted by the Chairman, the Compensation Committee shall have the authority to:

          (a) Review, and either accept, reject, or modify all of the annual financial goals.

          (b) Review, and either approve, reject, or modify the recommended Performance Awards designated for the Chairman and participants who are one, two and three levels removed from him.

          (c) Revise, amend, or otherwise change in any manner the terms, provisions, or other features of the Plan as the Compensation Committee sees fit from time to time.

          (d) Review, and either approve, reject or modify the total expenditures for all performance awards according to each subsidiary and achievement of financial goals.


IV.  ELIGIBILITY AND PARTICIPATION

     1. ELIGIBLE EMPLOYEES. Eligibility for participation in the Plan will be limited to those Employees who as members of management have responsibility for decision-making and actions which significantly influence the Company's annual performance. The nomination of Participants will be left to the discretion of the top officers of each subsidiary for the approval of the Chairman.

     2. NO RIGHT OF EMPLOYMENT. Nothing in the Plan shall infer any right of an Employee to continue in the employ of the Company or shall interfere with the right of the Company to terminate such Employee's employment at any time.


V.   PERFORMANCE MEASUREMENT PERIOD

     The Plan measures and rewards performance achieved by the Company over the course of the calendar year, which shall be designated as the Plan Year.


VI.  PERFORMANCE CRITERIA

     1. FINANCIAL GOALS. The Plan's performance criteria for funding awards is established each year consistent with the Company's annual financial goals and objectives.

     2. WEIGHTING OF FINANCIAL GOALS. Florida Progress Corporation and each Subsidiary will have its financial goals weighted to reflect their relative importance in determining the size of the award pool. The weighting of the financial goals by organizational entity shall be as set forth below:

          ORGANIZATIONAL ENTITY              WEIGHTING OF FINANCIAL GOALS
          ---------------------              ----------------------------
          Florida Progress Corporation       75% Florida Power
                                             25% Diversified Consolidated

          Subsidiary Companies               100% Subsidiary Company


VII. DETERMINATION OF INDIVIDUAL PERFORMANCE AWARDS

     1. THE SIZE OF INDIVIDUAL PERFORMANCE AWARDS. Shall be based upon the assessment of the participant's achievement under Individual Goals during the Plan Year. All Awards are distributed from available funds in the Incentive Award Pools.

     2. TARGET AWARD OPPORTUNITIES. Each Participant will be assigned a Target Incentive as determined by management to be commensurate with the responsibility and impact of their position on the Strategic, Annual Profit Plan, and Operations Goals of the Company.

          The range of participant Target Incentives shall be from 10% up to 50% of annualized base salary.

     3. THE SIZE OF AN INCENTIVE AWARD POOL. Shall be determined by the achievement under the Financial Goal. At 100% Achievement the size of the Incentive Award Pool shall equal the TOTAL of the Participant Target Incentives. At the Threshold achievement level the size of the pool shall be 50% of the TOTAL, and at the Maximum achievement level equal to 150% of the TOTAL. Incentive Award Pools are established separately under each Financial Goal and funds are not transferrable between Pools.

                              FINANCIAL GOAL ACHIEVEMENT
                              --------------------------
                             Threshold     Goal     Maximum
          % of TOTAL
           of Target             50%       100%       150%
           Incentives


     4. DEVELOPMENT OF INDIVIDUAL GOALS. During the first quarter of each Plan Year, all Participants will develop Individual Goals which set forth annual goals and objectives of the Participant. The annual goals are to be developed as the result of discussions between the Participant and Supervisor. These goals may be either quantitative or qualitative and should be consistent with the company or subsidiary, Strategic, Annual Profit Plan or Operations Goals for the year.

     5. MEASUREMENT AGAINST THE INDIVIDUAL PERFORMANCE PLAN. Following the last quarter of the Plan Year, Management will assess the performance and recommend a Performance Award based upon the achievement of each participant.

     6. FUNDS NOT ALLOCATED AS PERFORMANCE AWARDS. Any funds which are not allocated to Participants shall be returned to the Company's operating profits for the applicable Plan Year.


VIII.     TIMING AND PAYMENT OF AWARDS

     1. TIMING OF AWARD PAYMENTS. Subject to deferrals pursuant to Sections 3 and 4, Participants in the Plan will receive their Performance Awards as soon as practical after the completion of the Plan Year in accordance with Section 2.

     2. AWARDS PAYABLE IN CASH. All awards under the Plan shall be paid in cash. All awards shall be subject to the Company withholding the amount of any Social Security, federal, state, or local taxes attributed to any amounts paid pursuant to the Plan.

     3. DEFERRAL OF AWARDS UNDER THE EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN. Any Participant in the Plan may elect to defer a portion or all of an award pursuant to the Plan in accordance with the Executive Optional Deferred Compensation Plan. The deferral of awards, an election which a Participant may voluntarily make, shall be in accordance with the terms and provisions of the Executive Optional Deferred Compensation Plan. A Participant desiring to exercise the deferral election pursuant to the Executive Optional Deferred Compensation Plan shall notify the Company each year of his deferral election. Such notice must be in writing, on a deferral election form provided by the Company, and be delivered to the Company prior to the beginning of each Plan Year. The Participant shall also irrevocably specify on the deferral election the date upon which the deferred award applicable to that year's deferral shall be paid.

     4.   MANDATORY DEFERRAL OF AWARDS TO PRESERVE THE COMPANY'S TAX DEDUCTION.

          The Company shall defer paying any award, including an award previously deferred by a Participant, to the extent that it would otherwise be disallowable as a deduction under Section 162(m) of the Internal Revenue Code, until such time as the payment will be allowed as a deduction. Such deferral shall accrue interest in accordance with the terms and provisions of the Executive Optional Deferred Compensation Plan. In determining the extent that such payment would be disallowable, all other remuneration to a Participant shall first be taken into account for purposes of the limit imposed by Section 162(m).


IX.  LIMITED PARTICIPATION DURING PLAN YEAR

     An Employee who is a Participant in the Plan must be in the Company's employ on the last day of the Plan Year in order to receive any awards pursuant to the Plan. In the event that an Employee becomes a Participant in the Plan for less than a full Plan Year, the following provisions shall apply:

     1. ELIGIBILITY DURING PLAN YEAR. An Employee who becomes eligible for participation in the Plan due to initial employment, transfer, or promotion during the Plan Year will be eligible to receive a Prorated Award based upon the Participant's Target Incentive at the time of induction. In no event, however, will Prorated Awards be made for any employment period of time less than three months participation during the Plan Year by the Participant. In order to be eligible for a Prorated Award, the Participant must be an Employee on the last day of the Plan Year. The size of the Prorated Award is determined by multiplying the Performance Award which would have been earned by the Participant for a full year's participation by the fraction of the number of months of active service during the Plan Year, as follows:

          Prorated  =       Annual      x    Number of Months of Active
           Award         Performance          Service During Plan Year
                            Award                  12

     2. TERMINATION OF EMPLOYMENT DUE TO RETIREMENT, DISABILITY OR DEATH. A Plan Participant who is not an Employee on the last day of the Plan year as a direct result of retirement, extended disability, or death (in which case the rights would pass to the Participant's beneficiary) will be eligible to receive a Prorated Award. The Prorated Award will be determined by multiplying the Performance Award which would have been earned by the Participant for a full year's participation by the fraction of the number of months of active service during the Plan Year, as set forth below:

          Prorated  =       Annual      x    Number of Months of Active
           Award         Performance          Service During Plan Year
                            Award                  12

     3. PRORATION OF TARGET INCENTIVES. In the event a participant's Target Incentive changes during the year, the performance award shall be determined as follows:

          Former   x  Former   x    # of    +    New    x    New   x     # of
           Base       Target       Months        Base       Target      Months
          Salary     Incentive       12         Salary     Incentive       12


X.   AMENDMENT TO PLAN

     The Plan may be amended in whole or part by the Compensation Committee.


XI.  CHOICE OF LAW

     The validity, interpretation, and administration of the Plan and the rights of any and all persons having or claiming to have an interest therein, shall be determined exclusively in accordance with the laws of the State of Florida.


XII. FORFEITURE

     Participants in the Plan are expected to provide vision and leadership in the strategic management of the company, exhibit the corporate philosophies and maintain trusteeship of corporate culture. Significant activity which by its nature, impedes the achievement of company goals or damages the reputation of the company, shall result in the immediate forfeiture of participation.